As filed with the Securities and Exchange Commission on May 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCS Multistage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-1527455
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

19450 State Highway 249, Suite 200

Houston, TX 77070

(281) 453-2222

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

P. Kevin Trautner

Executive Vice President, General Counsel and Secretary

19450 State Highway 249,

Suite 200

Houston, TX 77070

(281) 453-2222

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Alexander D. Lynch, Esq.

Weil, Gotshal & Manges LLP

New York, New York 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Approximate date of commencement of proposed sale to the public : From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Primary Offering:
Common Stock, par value $0.01 per share	(1)(2)	(1)(2)	$300,000,000(3)	$37,350(4)
Secondary Offering:
Common Stock, par value $0.01 per share	35,829,018(2)	(2)(5)	$608,018,435.46(6)	$75,698.30(7)
Total Registration Fee (Primary and Secondary)			$908,018,435.46	$113,048.30

(1)	There is being registered hereunder an indeterminate number of shares of common stock, $0.01 par value (the “Common Stock”), with an aggregate initial offering price not to exceed $300,000,000, that may be issued by the registrant at various times and at indeterminate prices. The proposed amount to be registered and the maximum aggregate offering price per share of Common Stock will be determined from time to time by the registrant in connection with the issuance by the registrant.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	With respect to the primary offering, in no event will the aggregate initial offering price of all Common Stock offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $300,000,000.
(4)	Calculated in accordance with Rule 457(o) under the Securities Act.
(5)	With respect to any secondary offering, the proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such Common Stock.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of the shares of Common Stock on May 4, 2018 of $16.97, as reported on the NASDAQ Global Select Market.
(7)	Calculated in accordance with Rule 457(a) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We or the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 7, 2018

PROSPECTUS

NCS Multistage Holdings, Inc.

Up to $300,000,000 of Shares of

Common Stock

35,829,018 Shares of Common Stock Offered by Selling Stockholders

We, NCS Multistage Holdings, Inc., may offer and sell up to $300,000,000 in the aggregate of shares of our common stock, and the selling stockholders named in this prospectus may offer and sell up to 35,829,018 shares in the aggregate of our common stock, in each case from time to time in one or more offerings. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

We or the selling stockholders may offer and sell shares of our common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of our common stock and the general manner in which we or the selling stockholders will offer shares of our common stock. Each time we or any of the selling stockholders offer and sell shares of our common stock, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts and prices of the common stock. The prospectus supplement will also describe the specific manner in which we or the selling stockholders will offer shares of our common stock. Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on NASDAQ Global Select Market under the symbol “NCSM.” On May 4, 2018, the closing price of our common stock was $16.68 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Act of 2012 and are subject to reduced public company reporting requirements.

Investing in these securities involves risks. See “Risk Factors” on page 6 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any shares of common stock unless accompanied by a prospectus supplement.

The date of this prospectus is                         , 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $300,000,000 in total aggregate offering price of our common stock described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 35,829,018 shares of our common stock. This prospectus provides you with a general description of the common stock we or a selling stockholder may offer. Each time we or the selling stockholders offer and sell any shares of common stock described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us or the selling stockholders. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information; Incorporation of Documents by Reference,” and any applicable free writing prospectus before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information; Incorporation of Documents by Reference.”

Neither we nor the selling stockholders (or any of our or their respective affiliates) have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders (or any of our or their respective affiliates) are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date on the front cover page of this prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

Unless the context otherwise indicates, the terms “NCS,” the “Company,” “we,” “us” and “our” used in this prospectus refer to NCS Multistage Holdings, Inc. and its direct and indirect subsidiaries on a consolidated basis, and the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, any applicable prospectus supplement and the documents we incorporated by reference are forward-looking statements. These forward-looking statements, including, in particular, statements about our plans, strategies, prospects and industry estimates, are subject to risks and uncertainties. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. These forward-looking statements and projections are contained throughout this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference in each.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	declines in the level of oil and natural gas exploration and production activity within Canada and the United States;

•	oil and natural gas price fluctuations;

•	loss of significant customers;

•	inability to successfully implement our strategy of increasing sales of products and services into the United States;

•	significant competition for our products and services;

•	our inability to successfully develop and implement new technologies, products and services;

•	our inability to protect and maintain critical intellectual property assets;

•	currency exchange rate fluctuations;

•	impact of severe weather conditions;

•	restrictions on the availability of our customers to obtain water essential to the drilling and hydraulic fracturing processes;

•	our failure to identify and consummate potential acquisitions;

•	our inability to integrate or realize the expected benefits from acquisitions;

•	our inability to meet regulatory requirements for use of certain chemicals by our tracer diagnostics business;

•	our inability to accurately predict customer demand;

•	losses and liabilities from uninsured or underinsured drilling and operating activities;

•	changes in legislation or regulation governing the oil and natural gas industry, including restrictions on emissions of greenhouse gases;

•	failure to comply with or changes to federal, state and local and non-U.S. laws and other regulations, including environmental regulations and the U.S. Tax Cuts and Jobs Act of 2017;

•	loss of our information and computer systems;

•	system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information;

•	our failure to establish and maintain effective internal control over financial reporting;

•	our success in attracting and retaining qualified employees and key personnel; and

•	our inability to satisfy technical requirements and other specifications under contracts and contract tenders.

See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus from our filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2017 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus. Any forward-looking statement made by us in this prospectus or through incorporation by reference in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

Our website address is www.ncsmultistage.com. Information that we furnish to or file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and any amendments to, or exhibits included in, those reports or statements are available for download, free of charge, on our website as soon as reasonably practicable after such materials are filed with or furnished to the SEC. From time to time, we also post announcements, updates, events, investor information and presentations on our website at http://ir.ncsmultistage.com in addition to copies of all recent press releases as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. The information on our website, however, is not and should not be deemed to be, a part of this prospectus.

Reports and statements that we file with or furnish to the SEC, including related exhibits, are also available on the SEC’s website at www.sec.gov. In addition, you may obtain and copy materials we furnish to or file with the SEC at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Information on the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. You may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street, NE, Room 1580, Washington, D.C. 20549.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 9, 2018;

•	Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 11, 2018 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);

•	Current Reports on Form 8-K/A, which were filed with the SEC on November 13, 2017 (excluding Exhibit 99.3) and May 7, 2018 and the Current Reports on Form 8-K, which were filed with the SEC on February 14, 2018 and February 20, 2018; and

•	The description of our common stock contained in the registration statement on Form 8-A which was filed with the SEC on April 26, 2017, and any amendment or report we may file with the SEC for the purpose of updating such description.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:

NCS Multistage Holdings, Inc.

19450 State Highway 249, Suite 200,

Houston, Texas 77070

(281) 453-2222

Attn: Investor Relations

THE COMPANY

We are a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies. We provide our products and services primarily to exploration and production companies for use in onshore wells, predominantly wells that have been drilled with horizontal laterals in unconventional oil and natural gas formations. Our products and services are utilized in oil and natural gas basins throughout North America and in selected international markets, including Argentina, China and Russia. We have provided our products and services to various customers, including leading large independent oil and natural gas companies and major oil companies.

We were incorporated in Delaware on November 28, 2012, under the name “Pioneer Super Holdings, Inc.” On December 13, 2016, we changed our name to “NCS Multistage Holdings, Inc.” Our corporate headquarters are located at 19450 State Highway 249, Suite 200, Houston, Texas 77070, and our telephone number at that address is (281) 453-2222. Our corporate website is www.ncsmultistage.com.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K for the year ended December 31, 2017, and in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and the “Risk Factors” section in the applicable prospectus supplement, before purchasing any of our common stock. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the common stock offered by us in this prospectus will be used for general corporate purposes, including working capital, paydown of then-existing debt, capital expenditures, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities. If we decide to use the net proceeds from a particular offering of common stock for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time up to 35,829,018 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of May 7, 2018: (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of shares owned prior to completion of the offering is based on 44,631,101 shares of Common Stock outstanding as of May 7, 2018.

Name of Selling Stockholders	Beneficially Owned as of May 7, 2018(1)	Percentage of Common Stock Beneficially Owned Prior to Completion of this Offering	Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering	Percentage Of Common Stock Beneficially Owned upon Completion of this Offering
Funds Affiliated with Advent				—	—
International Corporation (2)	29,568,536	66.3%	29,568,536
Cemblend Systems, Inc. (3)	1,769,247	3.8%	1,769,247	—	—
Robert Nipper(4)	2,205,499	4.9%	2,205,499	—	—
Marty Stromquist(5)	1,166,940	2.6%	1,166,940	—	—
Tim Willems(6)	616,027	1.4%	616,027	—	—
Ryan Hummer(7)	54,456	*	54,456	—	—
Wade Bitter(8)	78,595	*	78,595	—	—
Kevin Trautner(9)	10,851	*	10,851	—	—
Michael McShane(10)	636,929	1.4%	636,929	—	—
John Deane(11)	576,562	1.3%	576,562	—	—
W. Matt Ralls(12)	30,000	*	30,000	—	—

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(2)

The shares included in the table consists of 3,693,109 shares indirectly owned by Advent International GPE VII Limited Partnership, 3,418,124 shares indirectly owned by Advent International GPE VII-A Limited Partnership, 8,589,659 shares indirectly owned by Advent International GPE VII-B Limited Partnership, 2,729,175 shares indirectly owned by Advent International GPE VII-C Limited Partnership, 2,211,725 shares indirectly owned by Advent International GPE VII-D Limited Partnership, 6,188,694 shares indirectly owned by Advent International GPE VII-E Limited Partnership, 798,351 shares indirectly owned by Advent International GPE VII-F Limited Partnership, 798,351 shares indirectly owned by Advent International GPE VII-G Limited Partnership, 481,968 shares indirectly owned by Advent International GPE VII-H Limited Partnership, 11,828 shares indirectly owned by Advent Partners GPE VII Limited Partnership, 29,570 shares indirectly owned by Advent Partners GPE VII-A Limited Partnership, 289,771 shares indirectly owned by Advent Partners GPE VII-B Cayman Limited Partnership, 260,204 shares indirectly owned by Advent Partners GPE VII Cayman Limited Partnership and 68,007 shares indirectly owned by Advent Partners GPE VII-A Cayman Limited Partnership. Advent-NCS Acquisition L.P. directly owns 29,568,536 shares. The general partner of Advent-NCS Acquisition L.P. is Advent-NCS GP LLC. Advent International GPE VII Limited Partnership, Advent International GPE VII-A Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-E Limited Partnership, Advent International GPE VII-F Limited Partnership, Advent International GPE VII-G Limited Partnership, Advent International GPE VII-H Limited Partnership, Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership and Advent Partners GPE VII-A Cayman Limited Partnership collectively own 100% of Advent-NCS Acquisition L.P. in pro rata proportion to the number of shares above disclosed as owned by each fund.

Advent International Corporation (“Advent”) is the manager of Advent International GPE VII LLC, which is the general partner of Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership, Advent Partners GPE VII-A Cayman Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership; and, GPE VII GP Limited Partnership, General Partner which in turn is the limited partner of Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership; and GPE VII GP (Delaware) Limited Partnership, General Partner which in turn is the general partner of Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership and Advent International GPE VII-G Limited Partnership. Advent exercises voting and investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of these shares. With respect to the shares held by the affiliates of Advent which own our Common Stock (the “Advent Funds”), a number of individuals currently composed of David M. McKenna, David M. Mussafer and Steven M. Tadler, none of whom have individual voting or investment power, exercise voting and investment power over the shares beneficially owned by Advent. The address of Advent and each of the funds and other entities listed above is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

(3)	Includes exchangeable shares of NCS Multistage Inc. (“NCS Canada”) that can be exchanged for 1,326,935 shares of our common stock. Also includes 884,624 shares held by Mr. Stromquist as a 50% owner of Cemblend Systems, Inc. (“Cemblend”).
(4)	Includes 1,771,926 shares held by the Nipper Family Limited Partnership. Mr. Nipper exercises sole voting and investment power over the shares beneficially owned by the Nipper Family Limited Partnership. Also, includes 248,323 shares of common stock that Mr. Nipper has the right to acquire within 60 days upon exercise of stock options. Mr. Nipper is our Chief Executive Officer and a member of our Board of Directors (“Board”).
(5)	Includes 884,624 shares held by Mr. Stromquist as a 50% owner of Cemblend, which are also included in the total for Cemblend above. Also, includes 282,316 shares of common stock that Mr. Stromquist has the right to acquire within 60 days upon exercise of stock options. Mr. Stromquist is our President and a member of our Board.
(6)	Includes 547,259 shares held by the Willems Family Limited Partnership, a limited partnership of which the reporting person and his spouse are co-trustees of the sole general partner, Willems Family Management Trust. Also, includes 68,768 shares of common stock that Mr. Willems has the right to acquire within 60 days upon exercise of stock options. Mr. Willems is our Chief Operations Officer.

(7)	Includes 18,600 shares of common stock that Mr. Hummer has the right to acquire within 60 days upon exercise of stock options. Mr. Hummer is our Chief Financial Officer.
(8)	Includes 40,000 shares held by the Wade C. Bitter and Susan L. Bitter Revocable 2013 Trust (the “Bitter Trust”). Wade and Susan Bitter share voting and investment power over the shares beneficially owned by the Bitter Trust. Also, includes 38,595 shares of common stock that the Bitter Trust has the right to acquire within 60 days upon exercise of stock options. Mr. Bitter is our Chief Accounting Officer and Treasurer.
(9)	Includes 5,451 shares of common stock that Mr. Trautner has the right to acquire within 60 days upon exercise of stock options. Mr. Trautner is our Executive Vice President, General Counsel and Secretary.
(10)	Includes 311,930 shares of common stock that Mr. McShane has the right to acquire within 60 days upon exercise of stock options. Mr. McShane is the Chairman of our Board.
(11)	Includes 214,632 shares held by the Deane Family Partnership Limited. Mr. Deane holds sole voting and investment power over the shares beneficially owned by the Deane Family Partnership Limited. Also, includes 311,930 shares of common stock that the Deane Family Partnership Limited has the right to acquire within 60 days upon exercise of stock options. Mr. Deane is a member of our Board.
(12)	Mr. Ralls is a member of our Board.

DESCRIPTION OF CAPITAL STOCK

The following is a description of (i) the material terms of our amended and restated certificate of incorporation, amended and restated bylaws, Registration Rights Agreement (as defined herein) and other rights of holders of our capital stock as currently in effect and (ii) certain applicable provisions of Delaware law. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference herein.

Authorized Capitalization

Our authorized capital stock consists of 225,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 44,631,101 shares of common stock and 1 share of preferred stock are issued and outstanding.

Common Stock

Holders of our common stock are entitled to the rights set forth below.

Voting Rights

Directors are elected by a plurality of the votes entitled to be cast except as set forth below with respect to directors elected by the holders of common stock. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the votes properly cast for or against such matter, and, for the avoidance of doubt, neither abstention nor broker non-votes shall be counted as votes cast for or against such matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.

Dividend Rights

Holders of common stock will share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Registration Rights

In connection with our initial public offering, the Advent Funds, the Company and certain stockholders of the Company entered into a Registration Rights Agreement, dated May 3, 2017 (the “Registration Rights Agreement”). The Registration Rights Agreement provides for (i) demand registration rights for Advent, subject to a required anticipated aggregate gross proceeds of $25.0 million; (ii) piggyback registration rights for certain stockholders, subject to a pro rata reduction if the total amount of shares requested to be included exceeds the amount of securities which in the opinion of the underwriters can be sold; and (iii) shelf registration rights that may be requested by Advent to include registrable securities of Advent and certain stockholders, subject to a required anticipated aggregate gross proceeds of $10.0 million; provided that any such holders that are capable of selling all of their registrable securities pursuant to Rule 144 of the Securities Act, without timing or volume limitations will not have these piggyback registration rights. We will be responsible for fees and expenses in connection with the registration rights, other than underwriters’ discounts and brokers’ commissions, if any, relating to any such registration and offering.

Other Rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up.

Preferred Stock

Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Our Board has authorized the issuance of 1 share of preferred stock, par value $0.01 per share (the “Special Voting Share”) in our amended and restated certificate of incorporation. The Special Voting Share is currently issued and outstanding. The holder of the Special Voting Share is entitled to vote on all matters that a holder of our common stock is entitled to vote on and is entitled to cast a number of votes equal to the number of exchangeable shares of NCS Canada, a subsidiary of the Company, then outstanding that are not owned by us, multiplied by the exchange ratio (as defined in the articles of incorporation of NCS Canada). The holder of the Special Voting Share is not entitled to receive dividends.

Anti-takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board or upon the request of the Chief Executive Officer. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements described in our amended and restated bylaws. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that after the time that the Advent Funds collectively own less than 50.01% of our then outstanding common stock, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of stockholders. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the Delaware General Corporation Law, as amended (“DGCL”)

Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions will apply even if the business combination could be considered beneficial by some stockholders. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Amendment to Bylaws and Certificate of Incorporation

Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board and (i) if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment or (ii) if related to provisions regarding the classification of our Board, the removal of directors, director vacancies, forum selection for certain lawsuits, indemnification, corporate opportunities, business combinations, severability, the provision opting-out of Section 203 of the DGCL or the amendment of certain provisions of our amended and restated bylaws or amended and restated certificate of incorporation, thereafter be approved by at least 66 2/3% of the outstanding shares entitled to vote on the amendment. For so long as the Advent Funds beneficially owns 10% or more of our issued and outstanding common stock entitled to vote generally in the election of directors, any amendment to provisions regarding Section 203 of the DGCL or corporate opportunities must also receive Advent’s prior written consent. Our amended and restated bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (y) by the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote on the amendment, without further action by our Board.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation matters. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NCSM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the common stock in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	through a combination of any such methods; or

•	through any other methods described in a prospectus supplement.

To the extent required by applicable law, the prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amount of common stock underwritten or purchased by each of them;

•	the purchase price of such common stock and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling stockholders, if applicable, use underwriters in the sale, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any common stock will be conditioned on customary closing conditions and, depending upon the type of transaction, the underwriters may be obligated to purchase all of the common stock if they purchase any of the common stock (other than any common stock purchased upon exercise of any over-allotment option).

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NCSM.”

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling stockholders, if applicable, to indemnification by us and/or the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business. We will describe the nature of any such material relationship in the applicable prospectus supplement.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of shares of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of common stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Spectrum Tracer Services, LLC as of and for the year ended December 31, 2016, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A filed with the SEC on November 13, 2017, have been audited by HoganTaylor LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the common stock being registered hereby.

Amount paid or to be Paid
Registration fee		$113,048.30
FINRA filing fee		*
Printing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of common stock offered and, accordingly, cannot be estimated at this time.

In connection with any offering under this registration by a selling stockholder, all or a portion of the foregoing expenses may be paid by the registrant or reimbursed to the selling stockholder by the registrant, as described in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Registrant has entered into indemnification agreements with each of its directors. These agreements, among other things, require the Registrant to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Any underwriting agreement that the Registrant may enter into in connection with the sale of any common stock registered hereunder may provide for indemnification to the registrant’s directors and officers by the underwriters against certain liabilities.

Item 16.	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

*1.1	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger by and among Spectrum Tracer Services, LLC, NCS Multistage Holdings, Inc., Pioneer Investment, Inc., Spartan Merger Sub, LLC and STSR LLC, dated as of August 30, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on August 30, 2017).

4.1	Second Amended and Restated Certificate of Incorporation of NCS Multistage Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38071) filed on May 3, 2017).

4.2	Amended and Restated Bylaws of NCS Multistage Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38071) filed on May 3, 2017).

4.3	Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-38071) filed on May 3, 2017).

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of HoganTaylor LLP.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages).

*	To be filed by amendment or incorporated by reference from documents to be filed with the SEC under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2018.

NCS Multistage Holdings, Inc.

By:	/s/ Robert Nipper
Name:	Robert Nipper
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Trautner and Ryan Hummer, each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 2018.

Signature	Title

/s/ Robert Nipper	Chief Executive Officer and
Robert Nipper	Director (Principal Executive Officer)

/s/ Marty Stromquist	President and Director
Marty Stromquist

/s/ Ryan Hummer	Chief Financial Officer
Ryan Hummer	(Principal Financial Officer)

/s/ Wade Bitter	Chief Accounting Officer and Treasurer
Wade Bitter	(Principal Accounting Officer)

/s/ Michael McShane	Chairman
Michael McShane

/s/ John Deane	Director
John Deane

/s/ Matthew Fitzgerald	Director
Matthew Fitzgerald

/s/ Gurinder Grewal	Director
Gurinder Grewal

/s/ David McKenna	Director
David McKenna

/s/ Franklin Myers	Director
Franklin Myers

/s/ W. Matt Ralls	Director
W. Matt Ralls